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                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,  D.C.   20549



                                      FORM 8-K


                                   CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:                     October 23, 1998
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                              CORNUCOPIA RESOURCES LTD.
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             (Exact name of registrant as specified in its charter)


BRITISH COLUMBIA, CANADA                  0-16778                   NONE
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(State or other jurisdication of       (Commission            (IRS Employer
 incorporation)                         File Number)       Identification No.)


      540 THE MARINE BUILDING, 355 BURRARD STREET, VANCOUVER,  B.C.   V6C 2G8
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                      (Address of Principal Executive Office)


        Registrant's telephone number, including area code:   (604) 687-0619




        Unless otherwise indicated, all references to "dollars" and "$" are to United States dollars.

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                                    Page 1 of 7

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                             CORNUCOPIA RESOURCES LTD.


                                 TABLE OF CONTENTS

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                                                                         PAGE
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ITEM 1:   CHANGES IN CONTROL OF REGISTRANT                                  -

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS                          3 - 4

ITEM 3:   BANKRUPTCY OR RECEIVERSHIP                                        -

ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT                     -

ITEM 5:   OTHER EVENTS                                                      4

ITEM 6:   RESIGNATION OF REGISTRANT'S DIRECTORS                             -

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS                          4, 6 & 7

ITEM 8:   CHANGE IN FISCAL YEAR                                             -

ITEM 9:   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.              -

SIGNATURES                                                                  5
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                                                                             2
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CORNUCOPIA RESOURCES LTD.


ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS

Cornucopia Resources Ltd. (the "Company") has been in negotiations with several companies since early this year with a view to a corporate combination or the sale of the Company's Mineral Ridge Mine in Nevada. As reported in the Company's Form 10-Q for the second quarter ended June 30, 1998, the Mineral Ridge Mine was not in compliance with certain of the covenants of the mine debt financing facility and the Company was in arrears on interest and principal payments. Continued forbearance by the Company's lender, Dresdner Kleinwort Benson ("Dresdner"), was largely due to the advanced nature of the discussions between the Company, Dresdner and other interested parties.

On September 10, 1998, the Company announced that it had entered into a letter of intent with Vista Gold Corp. ("Vista") of Denver, Colorado for the purchase by Vista of all of the shares of the Company's wholly-owned subsidiary, Mineral Ridge Resources Inc. ("MRRI"), which operates the Mineral Ridge Gold Mine in Esmeralda County, Nevada. As consideration, the Company will receive 1,562,500 common shares of Vista valued at $250,000 and Vista will subscribe to a private placement of 2,777,777 common shares of Cornucopia Resources Ltd. valued at $250,000.

This transaction, which was subject to final due diligence and regulatory approval, was contingent upon Vista finalizing agreements with MRRI's major creditors, including Dresdner with respect of the $13.3 million mine debt financing facility. In the interim, Vista will assist in the management of the Mineral Ridge Mine. A copy of the Company's news release dated September 10, 1998, is attached as Exhibit 20.1.

On October 21, 1998, the Company announced that the sale of the Mineral Ridge Mine to Visa had been completed. The Company received 1,562,500 shares of Vista as consideration for the sale and Vista had subscribed to a private placement of 2,777,777 common shares of the Company for proceeds of US$250,000. Vista had entered into agreements with Dresdner and MRRI's principal creditors which relieve the Company of all its liabilities, including guarantees, with respect to the $13 million loan agreement with Dresdner and approximately $2 million due to major trade creditors.

Under the terms of the Loan Agreement between Mineral Ridge Resources Inc. and Dresdner Bank AG, the Company and its direct wholly-owned subsidiary Cornucopia Resources Inc ("CRI") were required to enter into guarantees of the debts and liabilities of MRRI to Dresdner. These guarantees were to terminate upon Commercial Completion, as defined in the Loan Agreement, of the mine facilities, but the operations at the mine never reached Commercial Completion. Dresdner was prepared to release the Company and CRI of certain guarantees and offered to limit the liability of the Company and CRI to $1 million. The Company made the counter proposal that it would use its best efforts to seek approval to an amendment of the terms of the 1,750,000 Share Purchase Warrants held by Dresdner provided that Dresdner would give a full release and waiver. On October 21, 1998, the Company received approval from the Toronto Stock Exchange for the proposed amendment to the Warrants.

Non-transferable share purchase warrants, previously issued to Dresdner Bank AG for the purchase of up to 1,750,000 shares of Cornucopia at C$1.35 per share have now been repriced at C$0.20 per share, and the term of the warrants had been extended from January 17, 2001 to December 31, 2001.

A copy of the Company's news release dated October 21, 1998, is attached as
Exhibit 20.2.


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ITEM 5:   OTHER EVENTS

On September 10, 1998, it was also announced that, subject to all required regulatory approvals, incentive stock options be granted to directors and employees of the Company for the purchase of a total of 1,415,000 shares in the capital of the Company. The options were granted at the exercise price of Cdn.$0.15 per share, which was above the closing price of the Company's shares on the Toronto Stock Exchange on September 9, 1998 The options are exercisable for a five year term expiring on September 10, 2003.

See news release attached as Exhibit 20.1.


ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

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(C)  Exhibits:                                                       Pages
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20.1 News release dated September 10, 1998                             6

20.2 Release dated October 21, 1998                                    7

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FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 1998, INCORPORATED HEREIN BY REFERENCE.


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                              CORNUCOPIA RESOURCES LTD.

                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       CORNUCOPIA RESOURCES LTD.


                                                            /s/ Glenn H. Friesen
Date:  October 23, 1998                               --------------------------
                                                                Glenn H. Friesen
                                                         Chief Financial Officer


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                                  EXHIBIT 20.1

[LOGO]

                                                     CORNUCOPIA RESOURCES LTD.
                  Suite 540 - 355 Burrard Street, Vancouver, BC Canada V6C 2G8
                         Telephone: (604) 687-0619 - Facsimile: (604) 681-4170




NEWS RELEASE                                      NASDAQ TRADING SYMBOL: CNPGF
                                                       TSE TRADING SYMBOL: CNP

FOR IMMEDIATE RELEASE                                       SEPTEMBER 10, 1998

               MINERAL RIDGE MINE TO BE PURCHASED BY VISTA GOLD CORP.

VANCOUVER, BC - Cornucopia Resources Ltd. (Cornucopia) is pleased to announce that it has entered into a letter of intent with Vista Gold Corp. (Vista) of Denver, Colorado for the purchase by Vista of all of the shares of Cornucopia's wholly-owned subsidiary Mineral Ridge Resources Inc. (MRRI) which operates the Mineral Ridge Gold Mine in Esmeralda County, Nevada. As consideration, Cornucopia will receive 1,562,500 common shares of Vista valued at US$250,000 and Vista will subscribe to a private placement of 2,777,777 common shares of Cornucopia valued at US$250,000.

The transaction, which is subject to final due diligence and regulatory approval, is contingent upon Vista finalizing agreements with MRRI's major creditors, including Dresdner Kleinwort Benson with respect to the US$13.3 million mine debt financing facility. It is anticipated that the definitive agreement between Cornucopia and Vista will be concluded by October 1, 1998. In the interim Vista will assist in the management of the Mineral Ridge Mine.

The sale of the Mineral Ridge Mine will bring to a close a period of several months during which Cornucopia has been in negotiations with a number of mining companies. During this period, mining operations have been suspended, resulting in severe pressure on Cornucopia's working capital. This new transaction should relieve the Company of extensive liabilities, at the same time providing funds for the continuing administration of Cornucopia's currently carried 25% interest in the Ivanhoe Joint Venture in the Carlin Trend, Nevada.

The directors of Cornucopia are extremely pleased at the prospect that the mineral Ridge Mine will be brought back into production. Vista is a highly successful open pit heap leach mine operator in Nevada which can bring substantial personnel and physical resources to bear on the operation of the mine, thereby revitalizing the economic well-being of the Silver Peak area where the mine is situated.

Subject to all required regulatory approvals, the Company has also agreed to grant incentive options to directors and employees for the purchase of a total of 1,415,000 shares in its capital. The options are exercisable on or before September 10, 2003 at the price of $0.15 per share, being above the closing price of the Company's shares on The Toronto Stock Exchange on September 9, 1998.

Cornucopia will continue to direct its efforts towards the exploration of the Ivanhoe property where recent drilling has extended the high-grade gold system adjacent to the Hollister Mine. The Company will also be seeking to acquire high quality exploration prospects in North America.

ON BEHALF OF THE BOARD OF DIRECTORS


(SIGNED)
Andrew F. B. Milligan
President and CEO
CORNUCOPIA RESOURCES LTD.                  INVESTOR RELATIONS: 1.604.687.0619

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                                   EXHIBIT 20.2

[LOGO]

                                                    CORNUCOPIA RESOURCES LTD.
                 Suite 540 - 355 Burrard Street, Vancouver, BC Canada V6C 2G8
                        Telephone: (604) 687-0619 - Facsimile: (604) 681-4170

NEWS RELEASE                                     NASDAQ TRADING SYMBOL: CNPGF
                                                      TSE TRADING SYMBOL: CNP

FOR IMMEDIATE RELEASE                                        OCTOBER 21, 1998

                        SALE OF MINERAL RIDGE MINE COMPLETED

VANCOUVER, BC - Cornucopia Resources Ltd. (Cornucopia) is pleased to announce that the sale of the Mineral Ridge Gold Mine to Vista Gold Corp. (Vista) of Denver, Colorado was completed today.

On closing, Vista purchased all of the shares of Cornucopia's wholly-owned subsidiary, Mineral Ridge Resources Inc. (MRRI), which operates the open pit heap leach gold mine located in Esmeralda County, Nevada. Cornucopia received 1,562,500 shares of Vista as consideration for the sale and Vista has subscribed to a private placement of 2,777,777 common shares of Cornucopia for proceeds of US$250,000, thus strengthening Cornucopia's working capital position.

Vista has entered into agreements with Dresdner Bank AG and MRRI's other principal creditors which effectively relieve Cornucopia of all its liabilities, including guarantees, with respect to the US$13 million loan agreement with Dresdner and approximately US$2 million due to major trade creditors. Non-transferable share purchase warrants, previously issued to Dresdner Bank AG for the purchase of up to 1,750,000 shares of Cornucopia at $1.35 (Cdn.) per share have been repriced at $0.20 (Cdn.) per share, and the term of these warrants has been extended from January 17, 2001 to December 31, 2001.

The sale of the Mineral Ridge Mine will now enable Cornucopia to concentrate upon the exploration program at the Ivanhoe property in Nevada's Carlin Trend, where joint venture partner Great Basin Gold Ltd. has completed two successful drill programs during 1998. The 21 square mile Ivanhoe property is being explored for high-grade gold and silver quartz veins with strong similarities to Franco Nevada's and Euro Nevada's nearby Ken Snyder underground project at Midas.

ON BEHALF OF THE BOARD OF DIRECTORS


(SIGNED)
Andrew F. B. Milligan
President and CEO
CORNUCOPIA RESOURCES LTD.                   INVESTOR RELATIONS: 1.604.687.0619